Exhibit 99.1

FOR RELEASE: Monday, September 21, 2015

Berkeley Heights, NJ

September 21, 2015

AUTHENTIDATE ANNOUNCES RECEIPT OF

FAVORABLE NASDAQ LISTING DETERMINATION

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based revenue cycle management applications and telehealth products and services for healthcare organizations, today announced its receipt of a positive decision from the NASDAQ Hearings Panel, which has granted the company’s request for the continued listing of its common stock on NASDAQ, subject to the conditions that the company complete the proposed business combination with Peachstate Health Management, LLC (d/b/a AEON Clinical Laboratories) and that the NASDAQ Listing Qualifications Staff approve the combined company’s application for initial listing on NASDAQ on or before January 25, 2016.

“I am pleased to see that the Panel recognized the opportunities available to the company and its stockholders through our prospective business combination and gave us the opportunity to remain listed on NASDAQ,” said Ian C. Bonnet, the company’s President and Chief Executive Officer.

As announced on August 25, 2015, Authentidate and AEON Clinical Laboratories have entered into a non-binding letter of intent to combine. The companies continue to work together to complete the definitive agreement for the transaction and anticipate closing the combination transaction in the fourth quarter of 2015.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based revenue cycle management applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. Forward-looking statements also include any statements relating to any business combination, or the terms, timing or structure of any such transaction and the impact on the company of any such transaction. There can be no assurance that any transaction or future events will occur as anticipated, if at all. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Media Contacts:

James Carbonara, Hayden IR,

james@haydenir.com or (646) 755-7412

Brett Maas, Hayden IR,

Brett@haydenir.com or (646) 536-7331

Source: Authentidate Holding Corp.

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